Exhibit 99.1

PRESS RELEASE

VINEYARD NATIONAL BANCORP
FILES SHELF REGISTRATION STATEMENT AND SATISFIES AGREEMENT WITH REGULATORS

Rancho Cucamonga, California - September 8, 2005 - Vineyard National Bancorp (the "Company") (NASDAQ: VNBC), the parent company for Vineyard Bank (the “Bank”) announced today the Company filed an unallocated shelf registration statement on August 31, 2005 with the Securities and Exchange Commission (the “Commission”) covering the possible issuance of up to $125 million of securities over the next two year period.

The shelf registration will permit the offer and sale, from time to time, of a wide range of debt and equity securities. The terms of the specific offerings will be established at that respective time. The registration statement relating to these securities has not become effective.

The Company intends on using the anticipated proceeds from the sale of these securities for general corporate purposes and to support ongoing and future anticipated growth of its operating subsidiary, the Bank.

“This shelf registration plays an important role in the Company’s growth strategy. We have accessed the capital markets several times during the past four years in order to support our organic growth, and the existence of this instrument will provide for more efficient execution to our investors”, stated Norman Morales, President and Chief Executive Officer.

Separately, in a previous filing issued last September the Company reported that the Bank’s Board of Directors approved and signed a voluntary agreement (the “Agreement”) with the Federal Deposit Insurance Corporation and the California Department of Financial Institutions formalizing many actions its regulators suggested as necessary due to the significant growth experienced over the past few years. The Bank believed at that time that it was in fulfillment of the Agreement, and that the Agreement would not materially adversely affect the successful implementation of the Company’s strategic plan.

The Company is pleased to announce that this Agreement has been satisfied and is no longer a requirement.

“As we near the end of 2005, we believe our strategic efforts in growing our Company in a broader marketplace can be accomplished with access to capital, teams of exceptionally talented individuals and enhanced commercial banking products,” stated Morales.

About Vineyard

The Company is a bank holding company headquartered in Rancho Cucamonga, California, and the parent company of the Bank, also headquartered in Rancho Cucamonga, California. The Bank operates through eleven full-service banking centers in San Bernardino, Riverside, Orange, San Diego and Los Angeles counties of California, and two loan production offices located in Anaheim and Carlsbad, California. The Company’s common stock is traded on the Nasdaq National Market System under the symbol “VNBC.”

Disclaimer

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and other filings with the Commission are incorporated herein by reference. Forward-looking statements are inherently unreliable and actual results may vary. Factors which could cause actual results to differ from these forward-looking statements include risks relating to the implementation of our business strategy and the management of our growth, changes in the competitive marketplace, changes in the interest rate environment, economic conditions, risks associated with credit quality and other factors discussed in the Company’s filings with the Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Offices

9590 Foothill Boulevard, Rancho Cucamonga, California 91730
Tel: (909) 987-0177; Fax: (951) 278-0041
E-mail address: shareholderinfo@vineyardbank.com